Supermicro Announces Appointment of BDO USA as Independent Auditor and Filing of Compliance Plan with Nasdaq

SAN JOSE, Calif. -- November 18, 2024 -- (BUSINESS WIRE) -- Super Micro Computer, Inc. (Nasdaq: SMCI), a Total IT Solution Provider for AI, Cloud, Storage, and 5G/Edge, announced today that the Audit Committee of its Board of Directors has engaged BDO USA, P.C. (“BDO”) as its independent auditor, effective immediately. BDO is a member firm of BDO International, one of the world's top five accounting firms network with over 115,000 professionals across its global network and a recognized leader in audit and assurance.

“We are pleased to welcome BDO as Supermicro’s independent auditor,” said Charles Liang, President and CEO of Supermicro. “BDO is a highly respected accounting firm with global capabilities. This is an important next step to bring our financial statements current, an effort we are pursuing with both diligence and urgency.”
Additionally, the Company announced that it has submitted a compliance plan to The Nasdaq Stock Market (“Nasdaq”) to support its request for an extension of time to regain compliance with the Nasdaq continued listing requirements.

In its compliance plan to Nasdaq, the Company indicated that it believes that it will be able to complete its Annual Report on Form 10-K for the year ended June 30, 2024, and its Quarterly Report on 10-Q for the fiscal quarter ended September 30, 2024 and become current with its periodic reports within the discretionary period available to the Nasdaq staff to grant.

Pursuant to Nasdaq rules, Supermicro’s securities will remain listed pending Nasdaq’s review of the compliance plan.

Cautionary Statement Regarding Forward Looking Statements

Statements contained in this press release that are not historical in fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to steps taken to achieve compliance with the Nasdaq continuing listing requirements. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties, including, but not limited to, the outcome of Nasdaq’s review of the compliance plan, the Company’s and BDO’s ability to complete the audit necessary to file of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024 and the review procedures necessary to file its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024, and those other factors are contained in the Company’s filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings.

About Super Micro Computer, Inc.

Supermicro (Nasdaq: SMCI) is a global leader in Application-Optimized Total IT Solutions. Founded and operating in San Jose, California, Supermicro is committed to delivering first to market innovation for Enterprise, Cloud, AI, and 5G Telco/Edge IT Infrastructure. We are a Total IT Solutions provider with server, AI, storage, IoT, switch systems, software, and support services. Supermicro's motherboard, power, and chassis design expertise further enable our development and production, enabling next generation innovation from cloud to edge for our global customers. Our products are designed and manufactured in-house (in the US, Taiwan, and the Netherlands), leveraging global operations for scale and efficiency and optimized to improve TCO and reduce environmental impact (Green Computing). The award-winning portfolio of Server Building Block Solutions® allows customers to optimize for their exact workload and application by selecting from a broad family of systems built from our flexible and reusable building blocks that support a comprehensive set of form factors, processors, memory, GPUs, storage, networking, power, and cooling solutions (air-conditioned, free air cooling or liquid cooling).

Supermicro, Server Building Block Solutions, and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc.

Investor Relations Contact:
NMN Advisors
email: ir@supermicro.com

Source: Super Micro Computer, Inc.